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                                  Exhibit 11.1

                      AMERICAN MOBILE SATELLITE CORPORATION
                      -------------------------------------
                    COMPUTATIONS OF EARNING PER COMMON SHARE
                    ----------------------------------------
                    (in thousands, except per share amounts)

                                                                   Three Months                Six Months
                                                                      Ended                      Ended
                                                                     June 30,                   June 30,
                                                                1996         1995         1996          1995
                                                            ------------  ----------   ------------  ----------
PRIMARY CALCULATION
- -------------------

Net Loss                                                    $(43,509)     $(8,133)     $(73,386)     $(14,462)
                                                            =========     ========     =========      ========
Net Loss per common share                                     $(1.72)       $(.33)       $(2.94)        $(.58)
                                                            =========     ========     =========      ========
Weighted-average common shares outstanding                    25,286       24,899        25,003        24,854
                                                            =========     ========     =========      ========
FULLY DILUTED CALCULATION
- -------------------------
Net Loss (1)                                                $(40,024)     $(8,133)     $(67,992)     $(14,462)
                                                            =========     ========     =========      ========
Net Loss per common share                                     $(1.57)       $(.33)       $(2.69)        $(.58)
                                                            =========     ========     =========      ========
Weighted-average common shares outstanding  (2)               25,429       24,955        25,258        24,895
                                                            =========     ========     =========      ========





(1)  Calculated as follows:                                        Three Months                Six Months
                                                                      Ended                      Ended
                                                                     June 30,                   June 30,
                                                                1996         1995         1996          1995
                                                            ------------  ----------   ------------  ----------

Primary net loss                                            $(43,509)     $(8,133)     $(73,386)     $(14,462)
Amortization of debt discount                                  1,258           --         2,253            --
Interest on convertible debt                                   2,227           --         3,141            --
                                                            ---------     --------     ---------      --------
                                                            $(40,024)     $(8,133)     $(67,992)     $(14,462)
                                                            =========     ========     =========      ========

(2)  Calculated as follows:
Historical weighted average number of shares outstanding      25,286       24,899        25,003        24,854
Assumed exercise of stock options                                 43           56           108            41
Assumed exercise of stock purchase warrants                      100           --           147            --
                                                              -------     --------       -------      --------
                                                              25,429       24,955        25,258        24,895
                                                             ========     ========      ========      ========


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